Exhibit 32.1

Certification Pursuant to Section 906  of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

I, Louis J. Brothers, Cheif Executive Officer of Valley Forge Composite Technologies, Inc. (the “Corporation”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1.  the Annual Report on Form 10-KSB of the Corporation for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Valley Forge Composite Technologies, Inc.

Date: March 30, 2008	By:	/s/ Louis J. Brothers
Louis J. Brothers
President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board (Principal Executive Officer, Principal Financial and Accounting Officer)